TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this "Trademark Security Agreement") is made this 17th day of September, 2007, between APPALACHIAN OIL COMPANY, INC., a Tennessee corporation (the "Assignor"), in favor of GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, as agent for the benefit of the Lenders as defined in the Loan Agreement defined below (the "Agent").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Loan and Security Agreement") among Assignor (the "Borrower"), Agent and the Lenders parties thereto, Agent and Lenders are willing to make certain financial accommodations available to the Borrower pursuant to the terms and conditions thereof; and

WHEREAS, pursuant to Section 4.3 of Loan and Security Agreement, Borrower is required to execute and deliver to Agent this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan and Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. To secure the full payment and performance of all of the Obligations, Assignor hereby grants to Agent a continuing first priority security interest in all of such Assignor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

(a) (i) all of its trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, throughout the world and (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of Assignor's business symbolized by the foregoing and connected therewith, and (E) all of Assignor's rights corresponding thereto (the "Trademarks"), including, without limitation, those Trademarks filed with the United States Patent and Trademark Office, as set forth on Schedule A hereto, and (ii) any rights under or interest in any Trademark, and the right to use the foregoing in connection with the enforcement of Agent's and/or Lenders' rights under the Loan Documents, including, without limitation, the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by Assignor and now or hereafter covered by such licenses (the "Trademark Licenses") to which it is a party, including those referred to on Schedule A hereto;

(b) all reissues, continuations or extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark licensed under any Trademark License; and

(d) all products and proceeds of the foregoing, including, without limitation, any claim by Assignor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent and Lenders pursuant to the Loan and Security Agreement. Assignor hereby acknowledges and affirms that the rights and remedies of Agent and the Lenders with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Loan and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4. AUTHORIZATION TO SUPPLEMENT. If Assignor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Assignor shall give prompt notice in writing to Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Assignor's obligations under this Section 4, Assignor hereby authorizes Agent unilaterally to modify this Trademark Security Agreement by amending Schedule A to include any such new trademark rights of Assignor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule A shall in any way affect, invalidate or detract from Agent's and the Lenders' continuing security interest in all Collateral, whether or not listed on Schedule A.

5. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

APPALACHIAN OIL COMPANY, INC., as Assignor

By: /s/
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

GREYSTONE BUSINESS CREDIT II, L.L.C., as Agent for the Lenders

By: /s/
Name:
Title:

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date
Appalachian Oil Company, Inc.	USA	Stylized "A"	1508577	10/11/1988
Appalachian Oil Company, Inc.	USA	Appco	2758664	09/02/2003
Appalachian Oil Company, Inc.	USA	Pizza-Rena's	2759067	09/02/2003
Appalachian Oil Company, Inc.	USA	Appco	1456944	09/08/1987

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

Schedule A